EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Provides Corporate Update

VANCOUVER, B.C., CANADA (January 14, 2021) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operator focused on limited license markets, is pleased to provide an update on the financial statements, the Ohio Body and Mind branded dispensary, and construction at NMG Ohio’s production facility.

The Company is working to complete the October 31, 2020 interim financial statements, including the related management discussion and analysis, and has taken proactive measures to address delays. The Company anticipates the October 31, 2020 interim financials statements will be filed on or before January 28th, 2021.

BaM has completed rebranding of the Ohio dispensary located in Elyria, Ohio roughly 30 minutes west of Cleveland. The dispensary was originally opened under The Clubhouse brand and was transferred into a 100% owned subsidiary of BaM in September 2020. As part of the transfer the dispensary was renamed and branded as a Body and Mind dispensary.

In response to COVID-19, Ohio regulations have been updated to allow contactless purchasing opportunities including ordering on-line in advance with in-store and curbside pickup. Customers can view a live menu and order on-line through www.buybamonline.com or www.bodyandmind.com. Orders can be picked up in-store or curbside and customer feedback and adoption of the new options has been positive.

The Company is advancing construction with NMG Ohio at the new manufacturing/production facility which is located adjacent to the Body and Mind dispensary. The production facility is roughly 4,000 square feet and has been designed for BHO extraction as well as kitchen and manufacturing operations. The facility construction has been advancing rapidly and is currently at the drywall stage with extraction and manufacturing equipment on order. The Company intends to bring popular Body and Mind branded products to Ohio in addition to offering white label services for our current and future brand partners. The Company has a definitive agreement to transfer 100% ownership of the production facility upon completion and award of the final production license. View construction images at https://bamcannabis.com/ohio-production-images/

“Our development team is moving quickly to advance the production facility and we are looking forward to expanding our branded product portfolio into the Ohio market,” stated Michael Mills, President and CEO of Body and Mind Inc. “We have budgeted development and start-up costs for the production facility out of current cashflows and look forward to completion this Spring.”

About Body and Mind Inc.

BaM is an operations focused multi-state operator investing in high quality medical and recreational cannabis cultivation, production and retail. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bodyandmind.com for more information.

Instagram: @bodyandmindBaM
Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills
President and CEO
Tel: 800-361-6312
ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.